Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CNL LIFESTYLE PROPERTIES ANNOUNCES FOURTH QUARTER 2014 RESULTS

— Total revenues increased 0.6 percent quarter-over-quarter to $61.7 million —

(ORLANDO, Fla.) March 31, 2015 — CNL Lifestyle Properties, Inc., a real estate investment trust (“we,” “our” or “us”), today announced its operating results for the fourth quarter ended Dec. 31, 2014.

Fourth Quarter 2014

•	Total revenues increased $0.4 million, or 0.6 percent, as compared to the fourth quarter of 2013.

•	Total expenses increased $38.5 million, or 51.0 percent, as compared to the fourth quarter of 2013.

•	Net loss decreased $158.4 million, or 62.8 percent, as compared to the fourth quarter of 2013, primarily due to the reduction in impairment provisions recorded on our properties. During the fourth quarter of 2014, impairment provisions were recorded on 19 properties (17 marinas, one attraction and one unimproved land) as compared to 51 properties (45 golf properties, three marinas, two attractions and one multi-family residential property) during the fourth quarter of 2013.

•	Funds from Operations (“FFO”) and FFO per share increased $43.6 million, or 100.7 percent and $0.13 per share, respectively, as compared to the fourth quarter of 2013.

•	Modified Funds from Operations (“MFFO”) and MFFO per share decreased $9.1 million, or 69.5 percent and $0.03 per share, respectively, as compared to the fourth quarter of 2013.

•	Adjusted Earnings before Interest, Taxes, Depreciation and Amortization from Continuing Operations (“Adjusted EBITDA from Continuing Operations”) decreased $3.4 million, or 20.9 percent, as compared to the fourth quarter of 2013.

Year Ended Dec. 31, 2014

•	Total revenues increased $10.8 million, or 3.0 percent, as compared to the year ended Dec. 31, 2013.

•	Total expenses decreased $4.8 million, or 1.2 percent, as compared to the year ended Dec. 31, 2013.

Page 2 /CNL Lifestyle Properties announces fourth quarter 2014 results

•	Net loss decreased $160.4 million, or 63.5 percent, as compared to the year ended Dec. 31, 2013. Similar to the fourth quarter of 2014, the decrease for the year ended Dec. 31, 2014, is primarily due to a reduction in impairment provisions recorded on our properties. During the year ended Dec. 31, 2014, impairment provisions were recorded on 21 properties (17 marinas, one attraction, one golf, one multi-family residential and one unimproved land) as compared to 53 properties (45 golf, three marinas, three attractions, one multi-family residential property and one unimproved land) for the year ended Dec. 31, 2013.

•	FFO and FFO per share increased $49.3 million or 73.4 percent and $0.15 per share, respectively, as compared to the year ended Dec. 31, 2013.

•	MFFO and MFFO per share increased $11.7 million or 9.5 percent and $0.02 per share, respectively, as compared to the year ended Dec. 31, 2013.

•	Adjusted EBITDA from Continuing Operations increased $1.2 million or 0.9 percent as compared to the year ended Dec. 31, 2013.

The increase in FFO and FFO per share for the quarter and year ended Dec. 31, 2014, is primarily attributable to an increase in rental income from leased properties acquired in 2013 and 2014 as well as “same-store” growth in rental income from leased properties and net operating income from our managed properties. The increase was also due to a reduction in write-offs of deferred rents from straight-lining adjustments, lease incentives and asset management fees. The increases were partially offset by the net loss on extinguishment of debt as a result of prepayment penalties paid on several loans, higher interest expense and loan cost amortization, and a reduction in rental income and net operating income from leased and managed properties due to the sale of our golf portfolio and our multi-family residential property. In addition, for the year ended Dec. 31, 2014, the increases were also offset by a decrease in interest income on mortgage notes receivable due to the collection of $83.5 million of principal outstanding that matured in 2014 and a decrease in equity in earnings from unconsolidated entities due to the July 2013 sale of our interests in 42 senior housing properties held through three unconsolidated joint ventures.

The decrease in MFFO and MFFO per share for the quarter ended Dec. 31, 2014, is primarily due to a reduction in rental payments from leased properties (rental revenue excluding straight-line adjustments for GAAP) due to the sale of our golf portfolio and our multi-family residential property, a decrease in interest income on mortgage notes receivable due to the collection of principal outstanding that matured in 2014, and higher interest expense and loan cost amortization. The decrease was partially offset by an increase in rental payments from leased properties acquired in 2013 and 2014 as well as “same-store” growth in rental payments from leased properties and net operating income from our managed properties. In addition, the decrease was also partially offset by a reduction in asset management fees. The increase in MFFO and MFFO per share for the year ended Dec. 31, 2014, is primarily due to an increase in rental payments from leased properties (rental revenue excluding straight-line adjustments for GAAP) from recently acquired properties as well as growth in “same-store” net operating income from our managed properties and a reduction in asset management fees. The increases were partially offset by a reduction in rental payments from leased properties and net operating income from our managed properties due to the sale of our golf portfolio and our multi-family residential property, a decrease in interest income on mortgage notes receivable due to the collection of principal that matured in 2014, an increase in interest expense and loan cost amortization and a decrease in equity in earnings from unconsolidated entities due to the July 2013 sale of our interests in 42 senior housing properties held through three unconsolidated joint ventures.

Page 3 /CNL Lifestyle Properties announces fourth quarter 2014 results

Adjusted EBITDA from Continuing Operations for the quarter and year ended Dec. 31, 2014, was negatively impacted due to a decrease in interest income on mortgage notes receivable due to the collection of principal that matured in 2014. Adjusted EBITDA from Continuing Operations for the year ended Dec. 31, 2014, was also negatively impacted by a decrease in cash distributions from unconsolidated entities due to the July 2013 sale of our interests in 42 senior housing properties held through three unconsolidated joint ventures. Adjusted EBITDA from Continuing Operations for the quarter and year ended Dec. 31, 2014, was positively impacted by an increase in rental payments from leased properties acquired in 2013 and 2014, “same-store” growth in rental payments from leased properties and net operating income from our managed properties, and a reduction in asset management fees.

The following table presents selected comparable financial data through Dec. 31, 2014.

SUMMARY FINANCIAL RESULTS

(Millions except ratios and per share data)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Total revenues	$61.7	$61.3	$373.3	$362.5
Total expenses	114.0	75.5	383.7	388.5

Operating loss	(52.3)	(14.2)	(10.4)	(26.0)

Net loss	(93.9)	(252.3)	(92.1)	(252.5)
Net loss per share	(0.29)	(0.79)	(0.28)	(0.79)

FFO	0.3	(43.3)	116.5	67.2
FFO per share	0.00	(0.13)	0.36	0.21

MFFO	4.0	13.1	134.6	122.9
MFFO per share	0.01	0.04	0.41	0.39

Adjusted EBITDA from Continuing Operations	12.9	16.3	142.2	141.0

Cash flows from operating activities			126.9	135.5

As of Dec. 31, 2014:
Total assets			$2,284.2
Total debt			1,019.9
Leverage ratio			44.6%

*	48.7% including our share of unconsolidated assets and debts

See detailed financial information and full reconciliation of FFO, MFFO and Adjusted EBITDA from Continuing Operations, which are not considered Generally Accepted Accounting Principles (“GAAP”) measures, to their nearest GAAP measures on the following pages.

Page 4 /CNL Lifestyle Properties announces fourth quarter 2014 results

Portfolio Highlights

The following tables summarize the Company’s “same-store” revenue and EBITDA for comparable consolidated properties that we have owned during the entirety of both periods presented, and includes information for both leased and managed properties (other than for rent coverage, which includes all leased properties) (in thousands):

		Quarter Ended Dec. 31,
	Number	2014		2013		Increase/(Decrease)
	of Properties	Revenue	EBITDA (1)	Revenue	EBITDA (1)	Revenue	EBITDA
Ski and mountain lifestyle	17	$105,930	$17,997	$103,398	$12,790	2.4%	40.7%
Attractions	21	26,036	(8,476)	24,322	(6,228)	7.0%	-36.1%
Senior housing	20	18,116	5,403	17,672	5,501	2.5%	-1.8%
Marinas	17	6,780	1,686	6,562	1,718	3.3%	-1.9%

	75	$156,862	$16,610	$151,954	$13,781	3.2%	20.5%

		Year Ended Dec. 31,						TTM
	Number	2014		2013		Increase/(Decrease)		Rent
	of Properties	Revenue	EBITDA (1)	Revenue	EBITDA (1)	Revenue	EBITDA	Coverage (2)
Ski and mountain lifestyle	17	$437,924	$108,085	$442,689	$109,371	-1.1%	-1.2%	1.40x
Attractions	21	261,592	66,501	241,720	58,643	8.2%	13.4%	1.61x
Senior housing	20	70,945	21,457	68,941	22,422	2.9%	-4.3%	1.11x
Marinas	17	33,353	10,222	33,905	11,652	-1.6%	-12.3%	n/a

	75	$803,814	$206,265	$787,255	$202,088	2.1%	2.1%	1.41x

FOOTNOTES:

(1)	Property operating results for tenants under leased arrangements are not included in our operating results. Property-level EBITDA above is disclosed before rent and capital reserve payments to us, as applicable.
(2)	As of Dec. 31, 2014, on trailing 12-month (“TTM”) basis for properties subject to lease calculated as property-level EBITDA before recurring capital expenditures divided by base rent.

Fourth Quarter and Year Ended Dec. 31, 2014

•	Property-level revenue increased 3.2 percent and 2.1 percent, respectively, and property-level EBITDA increased 20.5 percent and 2.1 percent, respectively, as compared to the quarter and year ended Dec. 31, 2013.

•	Our ski and mountain lifestyle properties experienced an increase in revenue for the fourth quarter of 2014 due to favorable snow and snowmaking temperatures at many of our ski properties at the start of the 2014/2015 ski season. For the year ended Dec. 31, 2014, revenues at our ski and mountain lifestyle properties decreased primarily due to low snow levels in the Pacific West (specifically in California), where our properties were challenged with snow levels that were significantly below historic norms during the latter portion of the 2013/2014 ski season as a result of unseasonably warm temperatures and drought conditions. Unfortunately, poor weather conditions in the Pacific West have continued and expanded to impact the Pacific Northwest during the 2014/2015 ski season. Season to date through February 2015, our operators reported that property operating revenue was down 1.4 percent.

•	Capital improvements and our manager’s efforts to promote and drive attendance at our attractions properties resulted in an increase in season pass and group sales and in-park spending as compared to prior year. In addition, visitation at our attractions properties increased by 11.0 percent year-over-year.

•	Higher average rates paid by residents at our senior housing properties resulted in an increase in revenue, but EBITDA decreased due to higher resident care expenses, repair and maintenance expenses, and other operating expenses.

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•	Our marinas properties experienced a decrease in revenue due to our ongoing operator transitions. Additionally, in December 2013 and the winter of 2014, record-breaking cold temperatures and ice storms damaged several of our marinas, which has impacted operating results and required extensive repairs. EBITDA at our marinas was further impacted by the introduction of third-party management fees as we transitioned all of our marinas from leased to managed properties.

The following table presents “same-store” unaudited property-level information of our senior housing properties as of and for the quarters and years ended Dec. 31, 2014, and 2013 (in thousands):

	Number	Occupancy
	of	As of Dec. 31,		Increase/
	Properties	2014	2013	(Decrease)
Senior housing	20	95.4%	96.0%	(0.6%)

		RevPOU
	Number	Quarter Ended			Year Ended
	of	Dec. 31,		Increase/	Dec. 31,		Increase/
	Properties	2014	2013	(Decrease)	2014	2013	(Decrease)
Senior housing	20	$4,026	$3,832	5.1%	$3,927	$3,794	3.5%

The increase in revenue per occupied unit (“RevPOU”) of 5.1 percent and 3.5 percent for the quarter and year ended Dec. 31, 2014, respectively, as compared to the same periods in 2013 is due to strong unit demand and our managers’ and tenants’ resultant ability to drive rate increases at the properties.

Acquisition Activity

During the year ended Dec. 31, 2014, we acquired nine senior housing properties, located in various states, and paid $128.4 million (net of debt assumed).

Dispositions and Repayments of Notes Receivable

During the year ended Dec. 31, 2014, we completed the sale of our entire golf portfolio, which consisted of 48 properties, and our sole multi-family residential property and received aggregate net sales proceeds of $384.3 million. In connection with the sales, we recorded an aggregate net gain of $4.1 million. Additionally, during the year we were repaid $83.5 million in the ordinary course of business from two third-party borrowers for notes receivable that had matured.

Assets Held for Sale

As of Dec. 31, 2014, we classified 55 properties (38 senior housing and 17 marinas properties) and one village retail property held in our unconsolidated joint ventures as assets held for sale. In late-December 2014, we entered into a definitive agreement to sell our entire senior housing portfolio, which consists of 38 properties, for $790.0 million and we anticipate the transaction will close late in the second quarter of 2015.

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Distributions

For the year ended Dec. 31, 2014, we declared and paid distributions of approximately $137.9 million ($0.4252 per share). On March 6, 2015, our board of directors approved the reduction of the quarterly cash distributions for the first quarter of 2015 to $0.05 per share.

Net Asset Value (“NAV”) per Share

In accordance with our valuation policy and in order to assist brokers in providing information on customer account statements consistent with the requirements of NASD Notice 01-08 and Financial Industry Regulatory Authority (“FINRA”) Rule 2340, we evaluate the Company’s NAV on annual basis. On March 6, 2015, our board of directors approved an updated estimated NAV per share of $5.20.

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CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except per share data)

	Dec. 31,
	2014	2013
ASSETS
Real estate investment properties, net (including $158,589 and $184,306 related to consolidated variable interest entities, respectively)	$1,136,451	$2,068,973
Assets held for sale, net (including $13,694 and $0 related to consolidated variable interest entities, respectively)	699,816	90,794
Cash	136,985	71,574
Investments in unconsolidated entities	127,102	132,324
Deferred rent and lease incentives	47,649	57,378
Restricted cash	39,097	51,335
Other assets	36,639	52,310
Accounts and other receivables, net	23,086	21,080
Mortgages and other notes receivable, net	19,361	117,963
Intangibles, net	18,026	36,922

Total Assets	$2,284,212	$2,700,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable (including $30,412 and $87,095 related to non-recourse debt of consolidated variable interest entities, respectively)	$550,504	$760,192
Senior notes, net of discount	316,846	394,419
Line of credit	152,500	50,000
Other liabilities	60,478	76,816
Accounts payable and accrued expenses	46,005	49,823
Due to affiliates	489	1,025

Total Liabilities	1,126,822	1,332,275

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share
One billion shares authorized; 349,084 and 345,114 shares issued and 325,184 and 322,627 shares outstanding as of Dec. 31, 2014 and 2013, respectively	3,252	3,226
Capital in excess of par value	2,863,839	2,846,265
Accumulated deficit	(494,129)	(401,985)
Accumulated distributions	(1,211,302)	(1,073,422)
Accumulated other comprehensive loss	(4,270)	(5,706)

Total Stockholders’ Equity	1,157,390	1,368,378

Total Liabilities and Stockholders’ Equity	$2,284,212	$2,700,653

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CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Revenues:
Rental income from operating leases	$30,386	$29,216	$128,023	$115,414
Property operating revenues	30,952	29,044	236,860	233,956
Interest income on mortgages and other notes receivable	368	3,085	8,412	13,120

Total revenues	61,706	61,345	373,295	362,490

Expenses:
Property operating expenses	36,554	33,642	190,165	187,581
Asset management fees to advisor	4,478	4,980	18,651	23,060
General and administrative	3,965	4,822	17,136	17,233
Ground lease and permit fees	2,319	2,059	10,162	9,838
Acquisition fees and costs	145	835	664	2,467
Other operating expenses	1,470	630	5,328	4,471
Bad debt expense	257	18	291	54
Impairment provision	30,428	4,842	30,428	50,033
(Gain) loss on lease terminations	8,914	(3,850)	8,914	(3,850)
Loan loss provision	—	3,104	3,270	3,104
Depreciation and amortization	25,484	24,421	98,664	94,459

Total expenses	114,014	75,503	383,673	388,450

Operating loss	(52,307)	(14,158)	(10,378)	(25,960)

Other income (expense):
Interest and other income	387	34	838	559
Interest expense and loan cost amortization (includes $460 loss on termination of cash flow hedges for the year ended Dec. 31, 2014)	(12,879)	(13,391)	(57,260)	(55,769)
(Gain) loss on extinguishment of debt	425		(1,391)	—
Bargain purchase gain	—	—	—	2,653
Gain from sale of unconsolidated entities	—	—	—	55,394
Equity in earnings of unconsolidated entities	804	2,518	7,753	11,701

Total other income (expense)	(11,263)	(10,839)	(50,060)	14,538

Loss from continuing operations	(63,571)	(24,997)	(60,438)	(11,422)
Loss from discontinued operations (includes $0 and $3,027 amortization of loss on termination of cash flow hedges for the quarter and year ended Dec. 31, 2014, and $414 and $1,655 amortization of loss on termination of cash flow hedges for the quarter and year ended Dec. 31, 2013, respectively.)	(30,338)	(227,331)	(31,706)	(241,117)

Net loss	$(93,909)	$(252,328)	$(92,144)	$(252,539)

Loss per share of common stock (basic and diluted):
Continuing operations	$(0.20)	$(0.08)	$(0.18)	$(0.03)
Discontinued operations	(0.09)	(0.71)	(0.10)	(0.76)

	$(0.29)	$(0.79)	$(0.28)	$(0.79)

Weighted average number of shares of common stock outstanding (basic and diluted)	325,214	321,063	324,451	318,742

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Non-GAAP Supplemental Financial Measures

The Company computes its financial results in accordance with GAAP. Although FFO, MFFO and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures, the Company believes FFO, MFFO, and Adjusted EBITDA from Continuing Operations calculations are helpful to stockholders and are widely recognized measures of real estate investment trust (“REIT”) operating performance. Pursuant to the requirements of Regulation G, the Company has provided reconciliations to these non-GAAP measures to the most directly comparable GAAP measures.

The Company calculates and reports FFO in accordance with the definitional and interpretive guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and real estate impairment write-downs, plus depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. The Company’s FFO calculation complies with NAREIT’s guidance described above. The Company believes that FFO, together with the GAAP measure of net income (loss), provides useful information to investors regarding the Company’s operating performance because it is a measure of the Company’s operations without regard to specific non-cash items, such as depreciation and amortization and asset impairment write-downs.

The Company calculates and reports MFFO in accordance with the Investment Program Association’s (“IPA”) Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to the write-off of deferred rent receivables and other lease-related assets as well as amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; elimination of adjustments relating to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income (loss); unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company believes that MFFO is useful to investors in evaluating its performance because the exclusion of certain recurring and nonrecurring items described above provide useful supplemental information regarding its ongoing performance, and that MFFO, when combined with the primary GAAP measure of income (loss), is beneficial to a complete understanding of its operating performance.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations or as an indication of its liquidity, or indicative of funds available to fund our cash needs including our ability to make

Page 10 /CNL Lifestyle Properties announces fourth quarter 2014 results distributions to our stockholders. Stockholders and investors should not rely on FFO and MFFO as a substitute for any GAAP measure. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value or based on an estimated net asset value. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and, in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

The Company defines Adjusted EBITDA from Continuing Operations as net income (loss), less discontinued operations and other income, plus (i) net interest expense and loan cost amortization and (ii) depreciation and amortization, as further adjusted for the impact of equity in earnings (loss) of our unconsolidated entities, straight-line adjustment for leased properties and mortgages and other rents receivable, cash distributions from unconsolidated entities, and certain other nonrecurring items that the Company does not consider indicative of its ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA from Continuing Operations, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA from Continuing Operations should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

The Company presents Adjusted EBITDA from Continuing Operations because it believes it assists investors and analysts in comparing its performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

For additional information, please refer to the Company’s discussion of FFO, MFFO and Adjusted EBITDA from Continuing Operations included in Management’s Discussion and Analysis of Financial Condition and Results of Operations in its Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the United States Securities and Exchange Commission on March 30, 2015.

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Funds from Operations and Modified Funds from Operations

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Net loss	$(93,909)	$(252,328)	$(92,144)	$(252,539)
Adjustments:
Depreciation and amortization
Continuing Operations	25,484	24,421	98,664	94,459
Discontinued Operations	8,307	14,725	36,709	55,852
Impairment of real estate assets (7)
Continuing Operations	30,428	4,842	30,428	50,033
Discontinued Operations	33,403	161,410	37,867	161,410
(Gain) loss on sale of real estate investment
Continuing Operations	19	24	19	24
Discontinued Operations	(5,052)	(323)	(8,935)	(2,408)
Gain on sale of unconsolidated entites (6)
Continuing Operations	—	—	—	(55,394)
Net effect of FFO adjustment from unconsolidated entities (1)	1,649	3,932	13,857	15,752

Total funds from operations	329	(43,297)	116,465	67,189

Acquisition fees and expenses (2)
Continuing Operations	145	835	664	2,467
Discontinued Operations	(57)	384	1,937	674
Straight-line adjustments on leases and notes receivable (3)
Continuing Operations	(3,243)	(1,535)	(2,171)	(3,597)
Discontinued Operations	(935)	(977)	(3,554)	(2,417)
Amortization of above/below market intangible assets and liabilities
Continuing Operations	4	(2)	16	(5)
Discontinued Operations	123	355	583	1,388
Loss (gain) from early extinguishment of debt (4)
Continuing Operations	(431)	—	1,851	—
Discontinued Operations	(871)	—	7,157	—
(Gains) write-off of lease related costs (5)
Continuing Operations	8,914	(3,888)	8,914	(3,888)
Discontinued Operations	—	58,092	—	58,092
Loan loss provision (8)
Continuing Operations	—	3,104	3,270	3,104
Contingent purchase consideration (9)
Discontinued Operations	—	—	(665)	—
Accretion of discounts/amortization of premiums for debt investments
Continuing Operations	1	3	51	12
MFFO adjustments from unconsolidated entities (1)
Straight-line adjustments for leases and notes receivable (3)
Continuing Operations	53	15	228	(160)
Amortization of above/below market intangible assets and liabilities
Continuing Operations	(41)	13	(157)	52

Modified funds from operations	$3,991	$13,102	$134,589	$122,911

Weighted average number of shares of common stock outstanding (basic and diluted)	325,214	321,063	324,451	318,742

FFO per share (basic and diluted)	$0.00	$(0.13)	$0.36	$0.21

MFFO per share (basic and diluted)	$0.01	$0.04	$0.41	$0.39

FOOTNOTES:

(1)	This amount represents our share of the FFO or MFFO adjustments allowable under the NAREIT or IPA definitions, respectively, multiplied by the percentage of income or loss recognized under the HLBV method.

Page 12 /CNL Lifestyle Properties announces fourth quarter 2014 results

(2)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By adding back acquisition fees and expenses relating to business combinations, management believes MFFO provides useful supplemental information of its operating performance and will also allow comparability between real estate entities regardless of their level of acquisition activities. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses relating to business combinations under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(4)	(Gain) loss of extinguishment of debt includes legal fees incurred with the transaction, prepayment penalty fees and write-off of unamortized loan costs, as applicable.
(5)	Management believes that adjusting for gains or write-offs of lease-related assets is appropriate because they are nonrecurring, noncash adjustments that may not be reflective of our ongoing operating performance. In 2013, we recorded an impairment provision totaling $58.1 million for deferred rent from prior GAAP straight-lining adjustments and lease incentives which resulted from a change in our expected holding periods for those properties.
(6)	In July 2013, we completed the sale of our interests in 42 senior housing properties held through three unconsolidated joint ventures.
(7)	The add back for impairment of real estate assets to arrive at FFO does not include approximately $58.1 million in impairments of deferred rent from prior GAAP straight-lining adjustments and lease incentives described in Footnote (5) above. While impairment charges are excluded from the calculation of FFO, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.
(8)	We recorded loan loss provisions on our mortgages and other notes receivable as a result of uncertainty related to the collectability of these notes receivables.
(9)	Management believes that the elimination of the contingent purchase price consideration adjustment, which represents the Yield Guarantee as mentioned above, included in interest and other income (expense) for GAAP purposes is appropriate because the adjustment is a nonrecurring, noncash adjustment that is not reflective of our ongoing operating performance and aligns results with management’s analysis of operating performance.

Page 13 /CNL Lifestyle Properties announces fourth quarter 2014 results

Set forth below is a reconciliation of Adjusted EBITDA from Continuing Operations to net loss (in thousands):

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Net loss	$(93,909)	(252,328)	$(92,144)	$(252,539)
Loss from discontinued operations	30,338	227,331	31,706	241,117
Interest and other (income) expense	(387)	(34)	(838)	(559)
Bargain purchase gain on acquisition of real estate (4)	—	—	—	(2,653)
Interest expense and loan cost amortization	12,879	13,391	57,260	55,769
Equity in earnings of unconsolidated entities (1)	(804)	(2,518)	(7,753)	(11,701)
Cash distribution from unconsolidated entities (1)	3,601	3,479	13,497	26,769
Gain on sale of unconsolidated entities (3)	—	—	—	(55,394)
(Gain) loss from early extinguishment of debt	(425)	—	1,391	—
Depreciation and amortization	25,484	24,421	98,664	94,459
Loan loss provision	—	3,104	3,270	3,104
(Gain) loss on lease terminations	8,914	(3,850)	8,914	(3,850)
Impairment provision	30,428	4,842	30,428	50,033
Straight-line rent adjustments for leases and notes receivables (2)	(3,243)	(1,535)	(2,171)	(3,597)

Adjusted EBITDA from Continuing Operations	$12,876	$16,303	$142,224	$140,958

FOOTNOTES:

(1)	Investments in our unconsolidated joint ventures are accounted for under the HLBV method of accounting. Under this method, we recognize income or loss based on the change in liquidating proceeds we would receive from a hypothetical liquidation of our investments based on depreciated book value. We adjust EBITDA for equity in earnings (loss) of our unconsolidated entities because we believe this is not reflective of the joint ventures’ operating performance or cash flows available for distributions to us. We believe cash distributions from our unconsolidated entities, exclusive of any financing transactions, are reflective of their operating performance and its impact to us and have been added back to Adjusted EBITDA from Continuing Operations above. For the year ended Dec. 31, 2013, cash distributions from unconsolidated entities excludes approximately $5.3 million in return of capital. For the year ended Dec. 31, 2014, cash distributions from unconsolidated entities did not result in a return of capital.
(2)	We believe that adjusting for straight-line adjustments for leased properties and mortgages and other notes receivable is appropriate because they are non-cash adjustments and reflect the actual cash receipts received by us from our tenants and borrowers.
(3)	In July 2013, we completed the sale of our interests in 42 senior housing properties held through three unconsolidated joint ventures.
(4)	In connection with an acquisition of an attraction property, we recorded a bargain purchase gain as a result of the fair value of the net assets acquired exceeding the consideration transferred.

About CNL Lifestyle Properties

CNL Lifestyle Properties, Inc. is a real estate investment trust that owns a portfolio of 105 properties in the United States and Canada in the lifestyle sectors. Headquartered in Orlando, Florida, CNL Lifestyle Properties specializes in the acquisition of ski and mountain lifestyle, attractions, marinas, senior housing and additional lifestyle properties. For more information, visit CNLLifestyleREIT.com.

Page 14 /CNL Lifestyle Properties announces fourth quarter 2014 results

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

Caution Concerning Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should,” “could” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimates of per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q and the Company’s annual report of Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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